Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1, on Form  S-8, to Registration Statement No. 333-238870 of KLX Energy Services Holdings, Inc. (the “Company”) on Form S-4 of our report dated March 24, 2020 relating to the financial statements of the Company and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended January 31, 2020.

/s/ Deloitte & Touche LLP

Boca Raton, FL

July 29, 2020